SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



 Date of Report (Date of earliest event reported): July 8, 1999 (June 23, 1999)



                                 IMAGINON, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              0-25114                          84-121773
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(State or other                     (Commission                (I.R.S. Employer
 jurisdiction                        File Number)            Identification No.)
 of incorporation)



                           1313 Laurel Street, Suite 1
                          San Carlos, California 94070
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (650) 596-9300




         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective June 23, 1999, the Registrant, ImaginOn, Inc. (the "Company"), completed a merger pursuant to which Imagine Digital Productions I, Inc. ("Imagine"), a Colorado corporation, merged with and into a wholly-owned subsidiary of the Company, ImaginOn Digital Productions, Inc. In the merger, holders of Imagine's common stock received $325,000 and 305,000 shares of the Company's common stock. Holder's of Imagine's common stock may receive up to 105,000 additional shares, the issuance of which is dependent upon Imagine meeting certain financial performance objectives. The merger consideration was determined as a result of arms' length negotiation between the Company and Imagine.

         Imagine is a multimedia production studio and publishing company. Imagine's primary business is the development of proprietary CD-ROM products and Internet multimedia Web sites on a contract basis for resort area advertisers.

         The Company will continue the operations of Imagine.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Financial Statements for Imagine as described in Item 2, above, will be filed by amendment to this Form 8-K.

(b)      Pro-forma financial information.

         Pro-forma financial information reflecting the effect of the merger as described in Item 2, above, will be filed by amendment to this Form 8-K.

(c)      Exhibits.

         2.1 Agreement and Plan of Merger and Reorganization, effective as of June 23, 1999, among ImaginOn, Inc., a Delaware corporation, and ImaginOn Digital Productions, Inc., a Delaware corporation, Imagine Digital Productions I, Inc., a
                  Colorado corporation, and Certain Shareholders of Imagine Digital Productions I, Inc. (FILED HEREWITH.)

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMAGINON, INC.



Date: July 8, 1999                     By /s/ David M. Schwartz
                                          --------------------------------------
                                          David M. Schwartz, President and Chief
                                          Executive Officer




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